FOR RELEASE
February 13, 2018

Contact:
Rob Stewart
Tel +1 (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS,
ANNOUNCES INCREASED FOCUS ON HIGH-GROWTH AND DISRUPTIVE TECHNOLOGY COMPANIES AND ANNOUNCES STOCK REPURCHASE PROGRAM

Newport Beach, Calif. - (BUSINESS WIRE) - February 13, 2018 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2017, and also announced an increased focus on partnering with high-growth and potentially disruptive technology companies.

Fourth Quarter 2017 Results

•	Revenues were $3,458,000, as compared to $21,969,000 in the comparable prior year quarter.

•	GAAP and non-GAAP results for the fourth quarter of 2017 included an unrealized loss on our equity investment in Veritone, Inc. ("Veritone") (Nasdaq: VERI) totaling $104,042,000.

•	GAAP net loss was $110,203,000, or $2.18 per diluted share, as compared to a GAAP net loss of $10,611,000, or $0.21 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss was $103,749,000, or $2.04 per diluted share, as compared to non-GAAP net income of $1,094,000, or $0.02 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents totaled $136,604,000 as of December 31, 2017.

Fiscal Year 2017 Results

•	Revenues were $65,402,000, as compared to revenues of $152,699,000 in the comparable prior year.

•	GAAP and non-GAAP results for fiscal year 2017 included an unrealized gain on our equity investment in Veritone totaling $42,239,000.

•	GAAP net income was $22,180,000, or $0.44 per diluted share, as compared to a GAAP net loss of $54,067,000, or $1.08 per diluted share for the comparable prior year.

•
Non-GAAP net income was $52,426,000, or $1.03 per diluted share, as compared to non-GAAP net income of $31,543,000, or $0.62 per diluted share for the comparable prior year. See below for information regarding non-GAAP measures.

•	GAAP results for fiscal year 2017 and 2016 included noncash patent related impairment charges totaling $2,248,000 and $42,340,000, respectively.

Business Outlook and Growth Strategy

We continue to experience challenges in the existing patent and licensing environment, including challenges in identifying and acquiring new high-quality patent assets which will reduce revenue generating opportunities from new IP portfolios in the future. Despite these challenges, we will continue to invest in and monetize our existing quality patent assets.

While Acacia Research Corporation will continue to invest in and monetize its existing quality patent assets, we are announcing an increased focus on partnering with high-growth and potentially disruptive technology opportunities which will include:

•	An increased focus on leveraging our experience, expertise, data and relationships developed as a leader in the IP industry to partner with high-growth and potentially disruptive technology companies.

•
Examples of these opportunities include those in the areas of Artificial Intelligence (AI) and machine learning, machine vision, robotics and blockchain technologies and other potentially disruptive technologies that we believe can benefit from our IP expertise and experience.

Our team’s expertise in identifying and evaluating complex IP, and in developing and cultivating long-term business relationships, provides us a unique window into innovation and technological advancement. We are increasing our efforts to leverage our expertise and experience to create new avenues which we believe will lead to increased shareholder value.

In this regard, and in addition to monetizing our existing IP assets, we will increase our focus on opportunities to partner with high-growth and potentially disruptive technology companies. We will leverage our experience, expertise, data and relationships developed as a leader in the IP industry to pursue these opportunities and enhance shareholder value.

Examples of some of these technology areas include Artificial Intelligence (AI) and machine learning, machine vision, robotics and blockchain technologies.

An example of our early execution of this strategy is our investment in Veritone. Veritone completed its initial public offering in May of 2017. We continue to be excited about Veritone’s business and the future of the AI technology space. Veritone is a leading artificial intelligence company that has developed a platform offering orchestrated, cognitive computing to transform and analyze structured and unstructured data for clients in a variety of markets, including media and entertainment, legal, compliance and government.

Our investment in Miso Robotics ("Miso") is another example of our early execution of this strategy. We are very pleased with the progress and achievements that Miso has made since our initial investment in June of 2017. Miso leverages robotics and AI technology to increase productivity, reduce costs and drive profitability in the restaurant and food service industries.

Since our investments in Veritone and Miso, we have continued to build and cultivate our business development pipeline. We are currently evaluating a variety of new opportunities where we believe we can leverage our IP expertise to collaborate and partner with high-growth companies with potentially disruptive technology.

Acacia has a long history of adapting its business model to capitalize on changing technologies and macro environments. In 1993, Acacia began as a technology incubator company. On the heels of the tech downturn in early 2001, Acacia began to license its own IP. We rapidly transitioned from the incubator model into the first public pure play outsourced patent licensing company, and Acacia soon emerged as a leader in the patent licensing and enforcement ecosystem.

“We believe that we can best leverage our capital and our tax assets, and positively impact shareholder value by utilizing our IP experience, expertise and relationships forged while building and leading the patent licensing industry, to identify opportunities to partner with exciting high-growth and potentially disruptive technology companies,” commented Rob Stewart, President of Acacia.  “Our investments in Veritone and Miso Robotics announced in 2016 and 2017 represent our initial execution of our growth strategy in AI and robotics.”

Stock Repurchase Program

Acacia’s Board of Directors has authorized the repurchase of up to $20 million of our outstanding common stock in open market purchases, from time to time, in amounts and at prices to be determined by the Board of Directors at its discretion. In determining whether or not to repurchase any shares of Acacia’s common stock, our Board of Directors will consider such factors as the impact of the repurchase on Acacia’s cash position, as well as Acacia’s capital needs and whether there is a better alternative use of Acacia’s capital.

Consolidated Financial Results - Overview
Financial results and operating activities during the periods presented included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues (in thousands)	$3,458	$21,969	$65,402	$152,699
GAAP net income (loss) (in thousands)	$(110,203)	$(10,611)	$22,180	$(54,067)
Non-GAAP net income (loss) (in thousands)	$(103,749)	$1,094	$52,426	$31,543
GAAP diluted earnings (loss) per share	$(2.18)	$(0.21)	$0.44	$(1.08)
Non-GAAP diluted earnings (loss) per share	$(2.04)	$0.02	$1.03	$0.62
New agreements executed	2	9	20	39
Licensing and enforcement programs generating revenues	6	11	13	28

Summary Consolidated Financial Results
For the Three Months and Fiscal Years Ended December 31, 2017 and 2016

Revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues (in thousands)	$3,458	$21,969	$65,402	$152,699

Fourth Quarter 2017 compared to Fourth Quarter 2016. Revenues in the fourth quarter of 2017 decreased $18,511,000, or 84%, to $3,458,000, as compared to $21,969,000 in the comparable prior year quarter. In the fourth quarter of 2017, two licensees individually accounted for 43% and 36% of revenues recognized, as compared to three licensees individually accounting for 48%, 19% and 18% of revenues recognized during the fourth quarter of 2016.

Fiscal Year 2017 compared to Fiscal Year 2016. Fiscal year 2017 revenues decreased $87,297,000, or 57%, to $65,402,000, compared to $152,699,000 in fiscal year 2016. In fiscal year 2017, three licensees individually accounted for 54%, 21% and 10% of revenues recognized, as compared to three licensees each individually accounting for 26%, 23% and 11% of revenues recognized in fiscal year 2016.

Cost of Revenues (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Inventor royalties	$13	$3,313	$4,952	$22,730
Contingent legal fees	646	4,238	16,682	26,474
Total inventor royalties and contingent legal fees	$659	$7,551	$21,634	$49,204

Fourth quarter 2017 revenues, less inventor royalties expense and contingent legal fees expense totaled $2,799,000, or 81% of related quarterly revenues, as compared to $14,418,000, or 66% of quarterly revenues, in the comparable prior year quarter.

Fiscal year 2017 revenues, less inventor royalties expense and contingent legal fees expense totaled $43,768,000, or 67% of related fiscal year 2017 revenues, as compared to $103,495,000, or 68% of related fiscal year 2016 revenues.

Inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the economic terms of the patent portfolio partnering arrangements and contingent legal fee arrangements, if any, associated with the specific patent portfolios generating revenues each period.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Litigation and licensing expenses - patents	$4,826	$5,463	$19,419	$27,858

Fourth quarter and fiscal year 2017 litigation and licensing expenses-patents decreased 12% and 30%, respectively, due primarily to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing licensing and enforcement programs and an overall decrease in portfolio related enforcement activities. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our patent licensing and enforcement activities.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Amortization of patents	$5,443	$6,222	$22,154	$34,208

Fourth quarter and fiscal year 2017 non-cash patent amortization charges decreased 13% and 35%, respectively, reflecting a decrease in scheduled amortization on existing patent portfolios. For the fiscal year periods presented the decrease was due primarily to various patent portfolio impairment charges previously recorded in the second quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

General and administrative expenses	$3,848	$5,748	$17,145	$23,857
Non-cash stock compensation expense - G&A	1,011	3,308	5,844	9,062
Non-cash stock compensation expense - Veritone profits interests	(5,194)	—	3,041	—
Total general and administrative expenses	$(335)	$9,056	$26,030	$32,919

General and administrative expenses, excluding non-cash stock compensation expense, decreased $1,900,000 or 33% for the quarterly periods presented, and $6,712,000 or 28% for the fiscal periods presented. The decrease for the periods presented was due primarily to a reduction in personnel costs in connection with headcount reductions in 2016 and 2017, a decrease in variable performance based compensation costs consistent with the decrease in revenues for the periods presented and a decrease in corporate, general and administrative costs.

General and administrative non-cash stock compensation expense decreased $2.3 million or 69% for the quarterly periods presented and $3.2 million or 36% for the fiscal periods presented, due to reductions in headcount and a reduction in scheduled non-cash stock compensation expense related to options with market-based performance conditions with graded vesting features that resulted in higher non-cash stock compensation expense in the 2016 periods, as compared to 2017 periods.

Fourth quarter 2017 non-cash stock compensation expense included a credit of $5.2 million reflecting the reversal of previously recorded expense for our Veritone related profits interests liability, which is adjusted each reporting period for changes in the estimated fair value of the liability based in part on the quoted market price of Veritone common stock. The credit reflects a reduction in the estimated fair value of the profits interests liability consistent with the net decrease in Veritone's stock price during the fourth quarter of 2017. Fiscal year 2017 non-cash stock compensation expense included $3.0 million of expense related to the fair value of our Veritone related profits interests liability, reflecting the net increase in Veritone's stock price during the period from May 17, 2017, Veritone's initial public offering date, and December 31, 2017.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Impairment of patent-related intangible assets	$—	$2,175	$2,248	$42,340

Patent impairment charges decreased for the fourth quarter and fiscal 2017. The impairment charges for the periods presented reflect the impact of reductions in expected estimated future net cash flows for certain portfolios and certain patent portfolios for which the underlying licensing programs were concluded. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Investment Gains (Losses)
Upon Veritone consummation of its initial public offering on May 17, 2017 (the "IPO"), Acacia's Loans and Bridge Facilities provided to Veritone, including accrued interest, were automatically converted into 1,969,186 shares of Veritone common stock. In addition Acacia exercised its Primary Warrant, acquiring 2,150,335 shares of Veritone common stock. As of the IPO date, Acacia's investment in Veritone was recorded utilizing the fair value option, and is therefore marked to market at each balance sheet date, with related unrealized investment gains and losses reflected in the consolidated statement of operations. Total unrealized investment losses totaled $104,042,000 for the fourth quarter of 2017 and unrealized investment gains totaled $42,239,000 for fiscal 2017 related to the application of the fair value method of accounting to our equity investment in Veritone.

Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Provision for income taxes (in thousands)	$(20)	$(2,414)	$(2,955)	$(18,188)
Effective tax rate	—%	29%	(12)%	50%

Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of full valuation allowances recorded for foreign tax credit related tax assets generated, and for fiscal 2017, net operating loss related tax assets generated. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	December 31, 2017	December 31, 2016

Cash and cash equivalents and short-term investments	$136,604	$158,495
Accounts receivable	153	26,750
Investments	106,949	—
Total assets	308,768	296,003
Accounts payable and accrued expenses	7,956	14,283
Royalties and contingent legal fees payable	1,601	13,908
Total liabilities	13,109	28,560

Summary Cash Flow Information:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net cash provided by (used in):
Operating activities	$(21,957)	$10,842	$24,478	$34,061
Investing activities	57,425	655	(16,114)	(40,630)
Financing activities	55	27	700	(1,114)

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business and strategic partnerships. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business and strategic partnerships by excluding non-cash stock compensation charges (excluding non-cash stock compensation for Veritone investment related profits interests) and non-cash patent amortization charges (including impairment charges) that may not be indicative of our recurring core business and strategic partnerships operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business and strategic partnerships.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and non-cash patent amortization charges. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results. Non-cash stock compensation for our Veritone investment related profits interests are not excluded as the related liability is marked to market along with our equity investment in Veritone, and therefore, the liability will fluctuate consistent with increases or decreases in the fair value of our Veritone equity investment.
Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges and non-cash patent amortization charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
_____________________________________________

A conference call is scheduled for today. The Acacia Research presentation will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 791-4321 for callers in the U.S. and Canada and (719) 325-4778 for international callers, both of whom will need to enter the conference ID 2677155 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and may be accessed at Acacia’s website at www.acaciaresearch.com.

Please contact Rob Stewart, President of Acacia Research Corporation, for questions about this earnings release or other inquiries regarding Acacia Research Corporation. For additional details regarding the information contained herein, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017, anticipated to be filed with the SEC on or before March 9, 2018.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Acacia also leverages its patent expertise and background to partner with potentially disruptive technologies such as Artificial Intelligence and robotics.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments relating to the licensing and enforcement of patent rights, our ability to identify new investment and partnership opportunities and effectively implement our new growth strategy, the success of our current and future investments and partnership opportunities, and/or intellectual property rights in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent and forthcoming Current Reports on Form 8-K, and other SEC filings discuss some of the important risks that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risks affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues	$3,458	$21,969	$65,402	$152,699
Operating costs and expenses:
Cost of revenues:
Inventor royalties	13	3,313	4,952	22,730
Contingent legal fees	646	4,238	16,682	26,474
Litigation and licensing expenses - patents	4,826	5,463	19,419	27,858
Amortization of patents	5,443	6,222	22,154	34,208
General and administrative expenses (including non-cash stock compensation expense (credit) of ($4,183) and $8,885 for the three months and year ended December 31, 2017, respectively, and $3,308 and $9,062 for the three months and year ended December 31, 2016, respectively)	(335)	9,056	26,030	32,919
Other expenses - business development	195	557	1,189	3,079
Impairment of patent-related intangible assets	—	2,175	2,248	42,340
Other	—	—	—	500
Total operating costs and expenses	10,788	31,024	92,674	190,108
Operating loss	(7,330)	(9,055)	(27,272)	(37,409)

Other income (expense):
Gain on conversion of loans and accrued interest	—	—	2,671	—
Gain on exercise of Primary Warrant	—	—	4,616	—
Change in fair value of investment, net	(104,042)	—	42,239	—
Equity in earnings (losses) of investee	(90)	—	(220)	—
Other income	1,000	—	1,000	—
Interest income	182	592	1,605	798
Total other income (expense)	(102,950)	592	51,911	798
Income (loss) from operations before provision for income taxes	(110,280)	(8,463)	24,639	(36,611)
Provision for income taxes	(20)	(2,414)	(2,955)	(18,188)
Net income (loss) including noncontrolling interests in operating subsidiaries	(110,300)	(10,877)	21,684	(54,799)
Net loss attributable to noncontrolling interests in operating subsidiaries	97	266	496	732
Net income (loss) attributable to Acacia Research Corporation	$(110,203)	$(10,611)	$22,180	$(54,067)

Net income (loss) attributable to common stockholders - basic and diluted	$(110,203)	$(10,611)	$22,146	$(54,067)

Basic and diluted earnings (loss) per common share	$(2.18)	$(0.21)	$0.44	$(1.08)

Weighted average number of shares outstanding, basic	50,590,460	50,237,784	50,495,119	50,075,847
Weighted average number of shares outstanding, diluted	50,590,460	50,237,784	50,692,012	50,075,847

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

GAAP net income (loss)	$(110,203)	$(10,611)	$22,180	$(54,067)

Add back:
Non-cash stock compensation expense (excluding Profits Interests related non-cash stock compensation)	1,011	3,308	5,844	9,062
Patent amortization expense	5,443	6,222	22,154	34,208
Impairment of patent-related intangible assets	—	2,175	2,248	42,340

Pro forma non-GAAP net income (loss)	$(103,749)	$1,094	$52,426	$31,543

Pro forma non-GAAP net income (loss) attributable to common stockholders - diluted	$(103,749)	$1,089	$52,348	$31,303

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(2.04)	$0.02	$1.03	$0.62
GAAP weighted-average shares — diluted	50,750,021	50,938,633	50,692,012	50,317,372

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$136,604	$127,540
Restricted cash	—	11,512
Short-term investments	—	19,443
Accounts receivable	153	26,750
Prepaid expenses and other current assets	2,938	3,245
Total current assets	139,695	188,490

Investment at fair value	104,754	—
Investment - equity method	2,195	—
Loan receivable and accrued interest	—	18,616
Investment in warrants and shares	—	1,960
Patents, net of accumulated amortization	61,917	86,319
Other assets	207	618
	$308,768	$296,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,956	$14,283
Royalties and contingent legal fees payable	1,601	13,908
Total current liabilities	9,557	28,191

Other liabilities	3,552	369
Total liabilities	13,109	28,560
Total stockholders’ equity	295,659	267,443
	$308,768	$296,003

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(110,300)	$(10,877)	$21,684	$(54,799)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Gain on conversion of loans and accrued interest	—	—	(2,671)	—
Gain on exercise of Primary Warrant	—	—	(4,616)	—
Change in fair value of investment, net	104,042	—	(42,239)	—
Depreciation and amortization	5,463	6,250	22,243	34,355
Non-cash stock compensation	(4,183)	3,308	8,885	9,062
Impairment of patent-related intangible assets	—	2,175	2,248	42,340
Other	99	(396)	(374)	(477)
Changes in assets and liabilities:
Restricted cash	—	2,529	11,512	(787)
Accounts receivable	147	26,950	26,597	6,750
Prepaid expenses and other assets	739	402	(135)	1,593
Accounts payable and accrued expenses / patent costs	259	(8,398)	(6,349)	(3,006)
Royalties and contingent legal fees payable	(18,223)	(11,101)	(12,307)	(970)

Net cash provided by (used in) operating activities	(21,957)	10,842	24,478	34,061

Cash flows from investing activities:
Investment in Investee	—	—	(31,514)	—
Advances to Investee	—	(10,000)	(4,000)	(20,000)
Purchases of property and equipment	(2)	—	(2)	(4)
Purchase of available-for-sale investments	(23,443)	—	(448,388)	(62,633)
Maturities and sales of available-for-sale investments	80,870	10,880	467,790	43,232
Patent portfolio investment costs	—	(225)	—	(1,225)

Net cash provided by (used in) investing activities	57,425	655	(16,114)	(40,630)

Cash flows from financing activities:
Repurchases of common stock	(10)	(57)	(45)	(82)
Distributions to noncontrolling interests in operating subsidiary	—	—	—	(1,358)
Proceeds from exercises of stock options	65	84	745	326

Net cash provided by (used in) financing activities	55	27	700	(1,114)

Increase (decrease) in cash and cash equivalents	35,523	11,524	9,064	(7,683)

Cash and cash equivalents, beginning	101,081	116,016	127,540	135,223

Cash and cash equivalents, ending	$136,604	$127,540	$136,604	$127,540

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2017 and recent developments include the following:

•
Cellular Communications Equipment LLC entered into a settlement and license agreement with Cellco Partnership d/b/a Verizon Wireless. This agreement resolved patent litigation, Civil Action No. 2:17-cv-00078, pending in the United States District Court for the Eastern District of Texas.

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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Cellular Communications Equipment LLC is a wholly owned operating subsidiary of Acacia Research Corporation.